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                                                                    EXHIBIT 99.1

                                 SALE AGREEMENT

1.       The parties to this agreement are:

         1.1. INTERACTIVE CAPITAL (PROPRIETARY) LIMITED ("INTERACTIVE"), in its own right and for on behalf of each member of a consortium; and

         1.2.     SALTON, INC., on behalf of Pifco Overseas Limited ("SALTON").

2.       It is recorded that:

         2.1. the parties entered into an agreement ("THE EXISTING AGREEMENT") dated 6 July 2005 regarding the sale of 111 544 628 (one hundred and eleven million five hundred and forty four thousand six hundred and twenty eight) ordinary shares ("SALE SHARES") in the issued share capital of Amalgamated Appliance Holdings Limited ("AMAP");

         2.2. Interactive's acceptance of Salton's offer to sell the shares was subject to a condition (amongst other conditions) as set out in paragraph 4.1 of the existing agreement, namely completion to Interactive's satisfaction of a due diligence investigation into AMAP's business and affairs (the "DUE DILIGENCE CONDITION");

         2.3. on 24 August 2005 Interactive confirmed fulfilment of the due diligence condition so that its acceptance of Salton's offer became unconditional and Salton's right to sell the shares to a third party in terms of paragraph 8 of the existing agreement expired; and

         2.4. the parties wish to replace the provisions of the existing agreement (the implementation of which is still subject to the fulfillment of the outstanding conditions set out in paragraph 4.2 of the existing agreement) with those of this agreement, as provided for below.

3. Salton hereby sells to Interactive (which is acting on the basis as set out in clause 1 above) the sale shares for a price of R518 682 520 (five hundred and eighteen million six hundred and eighty two thousand five hundred and twenty rand) equal to R4,65 (four rand sixty five cents) per sale share. The sale shares are sold cum the 17 cent dividend declared by AMAP on 24 August 2004 and any other dividend declared thereafter. For the avoidance of doubt, this dividend payment shall be not deducted from the aforementioned price, but shall be renounced by Salton in favour of Interactive immediately upon transfer of the sale shares.

4. Transfer of the sale shares and payment of the purchase price due in terms of this agreement shall be effected as follows:

         4.1. immediately after signature of this agreement, Salton will use all reasonable endeavours necessary to procure that Silverpoint enter into an escrow agreement with Nedbank Securities (Pty) Limited ("NEDSEC") (or if deemed necessary by the parties, any other South African Central Securities Depository Participant) and Salton in terms of which NedSec shall (i) receive delivery of the share certificate for the sale shales and hold the sale shares in escrow for and on behalf of Silverpoint (as pledgee of the


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                  sale shares), (ii) immediately dematerialize the certificated sale shares and (iii) following (i) and (ii), cause the sale and purchase of the sale shares to be effected by facilitating payment of the purchase price from Interactive to Salton (for the avoidance of doubt, the Escrow agreement shall unequivocally stipulate and provide that once the sale shares are dematerialized, and despite the fact that they are registered in Salton's name, Silverpoint shall be entitled at all times prior to the closing of the sale of the sale shares to enforce its pledge in accordance with the pledge agreement currently in force between Salton and Silverpoint (as annexed to the Escrow Agreement), and in terms of the Securities Services Act, by way of written instruction of Silverpoint to Nedbank ("THE ESCROW AGREEMENT");

         4.2. within 15 (fifteen) business days after dematerialisation of the sale shares, the sale shares shall be transferred to Interactive or its nominee/s against payment of the purchase price in cash without deduction or set-off into the account nominated by Silverpoint (which account shall be nominated in terms of the Escrow Agreement).

5. Subject to the entering into of the Escrow Agreement by Salton, Nedbank and Silverpoint, Salton warrants that it will be able to pass free and unencumbered title in and to the sale shares to Interactive and/or its nominee/s, the sale shares are sold free of any representations or warranties of whatsoever nature.

6.       If:

         6.1 the Escrow Agreement is not concluded within 15 (fifteen) days after signature of this Agreement; or

         6.2 the sale shares have not been dematerialized within 10 (ten) days after signature and delivery of the Escrow Agreement to Nedbank,

         then Interactive may by written notice to Salton elect to cancel the provisions of this agreement in which event the provisions of the existing agreement shall be binding on the parties as if this agreement had never been concluded.

7.       Interactive hereby unconditionally warrants in favour of Salton that:

         7.1 in concluding this agreement Interactive leads and manages a consortium and has the power and is duly, fully and validly authorised (under South African law) by each of the consortium members to (a) act as that member's agent in concluding this agreement, and (b) conclude this agreement for and on behalf of that member and (c) bind that member to the provisions of this agreement; and

         7.2 there are no concert party arrangements between consortium members, with the result that transfer of the sale shares to Interactive or its nominee/s has no mandatory offer to minority consequence or other consequence under the SRP Code or the Competition Act;

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8.     This is the whole agreement between the parties and no amendment, modification or consensual cancellation to this agreement shall be binding unless recorded in writing document signed on behalf of the parties.


9. The provisions of this agreement supercede all prior agreements (and, in particular, the existing agreement) between the parties and no party shall have any claim against any other in terms of or arising from any such prior agreement/s, and shall be governed by and construed in accordance with the laws of the Republic of South Africa. The parties hereto submit themselves to the non-exclusive jurisdiction of the Witwatersrand Local Division of the High Court of the Republic of South Africa


SIGNED by the parties on the following dates and at the following places respectively:

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
DATE                             PLACE                                      SIGNATURE


                                                                      For:  Interactive Capital (Proprietary)
                                                                            Limited


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                                                                      For:  Salton, Inc.


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